UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

Asia Equity Exchange Group Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-192272	46-3366428
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Unit 1507, 15/F, Convention Plaza-Office Tower, 1 Harbour Road, Wanchai, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

+86 137 23493273

Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective December 22, 2015, Asia Equity Exchange Group, Inc. (the “Company”) reports the resignation of Ms. Yu Fan from the position of Director from the Company’s Board of Directors. She has served in that position since September 28, 2015.

Ms. Yu Fan has not expressed any disagreement with the Company, known to an executive officer of the Company, as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices. A copy of this Form 8-K will be sent to Ms. Yu and if she delivers any written correspondence to the Company, concerning the circumstances surrounding her resignation, the Company will file a copy of that document as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2015

ASIA EQUITY EXCHANGE GROUP INC.

/s/ Liu Jun
Liu Jun
President, Director